Exhibit 99.1

Arch Therapeutics Announces Positive Results for AC5 Surgical Hemostatic DeviceTM in Biochemical and Cell Function Safety Studies

AC5™ Safety Further Supported by Non-Interaction with Tested Biological Targets

WELLESLEY, MA – January 6, 2015 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), developer of the AC5 Surgical Hemostatic Device™, obtained positive results from preclinical tests in which AC5TM was subjected to a battery of high-throughput in vitro safety assessments for biological interactions in standardized testing panels of receptors on the surface of cells and protein kinase enzymes inside cells. These receptors and enzymes represent important biochemical “switches,” and interactions with them could indicate biological activity with the potential for toxicity. AC5 is a unique development-stage hemostasis product being evaluated to control bleeding and fluid loss in order to provide faster and safer surgical and interventional care.

In this in vitro study panel, AC5 tested in relevant amounts had no interactions with the examined 71 individual cell receptors or 211 separate cell kinase enzymes. These outcomes support AC5 as a non-toxic product to biochemical targets. Results from these safety interaction studies indicate that AC5’s mechanism of action, which is the formation of a local physical-mechanical barrier, does not rely on AC5’s interaction with known human receptors or enzymes to inhibit bleeding and leaking.

Arch Therapeutics President and CEO Terrence Norchi, MD, stated, “These differentiating results provide additional safety experience with AC5. The data highlights that there is no evidence of unintended interactions with the nearly 300 tested targets in the body, and it underscores the straightforward mechanism of action. We believe that AC5 has the potential to be a standout in terms of safety, efficacy and user friendliness.”

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as AC5 Surgical Hemostatic Device, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,

Terrence W. Norchi, MD

Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com